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                                                                   EXHIBIT 23(D)

                        CONSENT OF INDEPENDENT AUDITORS

MidAmerican Energy Company:

     We consent to the incorporation by reference in this Registration Statement on Form S-4 of our reports dated January 25, 1995, covering the consolidated balance sheet and statement of capitalization of Iowa-Illinois Gas and Electric Company and subsidiary as of December 31, 1994, and the related consolidated statements of income, retained earnings and cash flows for the years ended December 31, 1994 and 1993, and the schedule listed in Item 14(a)(2) as of December 31, 1994 and 1993 and for each of the two years in the period ended December 31, 1994, appearing in MidAmerican Energy Company's Form 10-K for the year ended December 31, 1995. It should be noted that we have not audited any financial statements of Iowa-Illinois Gas and Electric Company and subsidiary subsequent to December 31, 1994, or performed any audit procedures subsequent to the date of our reports.

                                          /s/  DELOITTE & TOUCHE LLP

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                                          DELOITTE & TOUCHE LLP

August 19, 1996